Exhibit 99.1

INVESTOR CONTACT: Jonathan P. Foster Chief Financial Officer Info@InfuSystem.com 248-291-1210	InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

Tuesday, May 15, 2012

Q1 EARNINGS CALL RELEASE: May 15 – 10:00 a.m.

INFUSYSTEM HOLDINGS, INC. TO ANNOUNCE FIRST QUARTER 2012

FINANCIAL RESULTS ON MAY 21, 2012

MADISON HEIGHTS, MI. MAY 15, 2012 – InfuSystem Holdings, Inc. (NYSE MKT; INFU), the leading national provider of infusion pumps and related services for the healthcare industry, today announced that it will release results for the first quarter 2012 on Monday, May 21, 2012 following the market close.

The Company will host a live conference call on Tuesday, May 22, 2012 at 9:00 a.m. Eastern time. To participate in the call, please dial in toll-free (888)-895-5271 and use the confirmation number 32474314 to be connected. Alternatively, you can visit the Company’s website at http://www.infusystem.com/investors. A transcript of the conference call will be available via the website for 30 days following the call.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is the leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the company delivers local, field-based customer support, and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The company’s stock is traded on the NYSE MKT under the symbol INFU.

CONTACT

Rob Swadosh/Gabrielle Gutscher

The Dilenschneider Group

Tel: (212) 922 0900